Exhibit 99.28(d)(iii)(1)

First Amendment to

Investment Subadvisory Agreement

First Amendment dated February 9, 2021 to the Investment Subadvisory Agreement dated February 1, 2021 (the “Agreement”) made by and among GLOBAL ATLANTIC INVESTMENT ADVISORS, LLC, an Indiana limited liability corporation registered as an investment advisor under the Investment Advisors Act of 1940 (the “Advisor”), and MILLIMAN FINANCIAL RISK MANAGEMENT LLC, a Delaware limited liability company (the “Subadvisor”).Capitalized terms used herein and not otherwise defined shall have the definition set out in the Agreement.

In accordance with Section 5 of the Agreement, effective February 1, 2021, the parties hereby amend and restate Schedule A of the Agreement as attached hereto.

IN WITNESS WHEREOF, the undersigned parties have executed this Agreement to be effective upon the date above.

Global Atlantic Investment Advisors, LLC

By its authorized officer,

By:
Name:

Title:

Milliman Financial Risk Management LLC

By its authorized officer,

By:
Name:

Title:

Schedule A

to the Investment Subadvisory Agreement

between Global Atlantic Investment Advisors, LLC

and Milliman Financial Risk Management LLC

Pursuant to the recitals of the Investment Subadvisory Agreement between Global Atlantic Investment Advisors, LLC (the “Advisor”) and Milliman Financial Risk Management LLC (the “Subadvisor”), the Subadvisor is retained to furnish the Advisor with advisory services in connection with the Advisor’s investment advisory activities on behalf of the following Funds.

FUNDS TO BE SERVICED

1.	Global Atlantic American Funds® Managed Risk Portfolio
2.	Global Atlantic Balanced Managed Risk Portfolio
3.	Global Atlantic BlackRock Selects Managed Risk Portfolio
4.	Global Atlantic Franklin Dividend and Income Managed Risk Portfolio
5.	Global Atlantic Growth Managed Risk Portfolio
6.	Global Atlantic Moderate Growth Managed Risk Portfolio
7.	Global Atlantic Select Advisor Managed Risk Portfolio
8.	Global Atlantic Wellington Research Managed Risk Portfolio

ANNUAL FEE TO SUBADVISOR

[Insert Fee Schedule]